Exhibit 99.2

OCTOBER 2020

FORWARD LOOKING STATEMENTS AND DISCLAIMERS Page | 2 Disclaimer : This presentation (“Presentation”) has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Nuvation Bio, Inc. (“Nuvation Bio”) and Panacea Acquisition Corp. (“Panacea”) and the related transactions (the “Proposed Business Combination”) and for no other purpose. Neither the Securities and Exchange Commission (“SEC”) nor any securities commission of any other U.S. or non - U.S. jurisdiction has approved or disapproved of the Proposed Business Combination presented herein, or determined that this Presentation is truthful or complete. Any representation to the contrary is a criminal offense. No representations or warranties, express or implied, are given in, or in respect of, this Presentation. To the fullest extent permitted by law, in no circumstances will Panacea, Nuvation Bio or any of their respective subsidiaries, stockholders, affiliates, representatives, directors, officers, employees, advisers, or agents be responsible or liable for a direct, indirect, or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this Presentation have been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes. Neither Panacea nor Nuvation Bio has independently verified the data obtained from these sources and cannot assure you of the data’s accuracy or completeness. This data is subject to change. In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of Nuvation Bio or the Proposed Business Combination. Viewers of this Presentation should each make their own evaluation of Nuvation Bio and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. The information contained herein is as of October 19, 2020 and does not reflect any subsequent events. Forward Looking Statements : Certain statements included in this Presentation that are not historical facts are forward - looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward - looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “ see m,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward - looking statements include, but are not limited to, statements regarding Nuvation Bio’s business strategy, cash resources, current and prospective product candidates, planned clinical trials and pre - clinical activities and potential product approvals, as well as the potential for market acceptance of any approved products and the related market opportunity. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of the respective management teams of Nuvation Bio and Panacea and are not predictions of actual performance. These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Nuvation Bio and Panacea. These forward - looking statements are subject to a number of risks and uncertainties, including the risk that the potential product candidates that Nuvation Bio develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this Presentation; the risk that Nuvation Bio will be unable to successfully market or gain market acceptance of its product candidates; the risk that Nuvation Bio’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Nuvation Bio has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; the effects of competition on Nuvation Bio’s business; the risk that third parties on which we depend for laboratory, clinical development, manufacturing and other critical services will fail to perform satisfactorily; the risk that Nuvation Bio’s business, operations, clinical development plans and timelines, and supply chain could be adversely affected by the effects of health epidemics, including the ongoing COVID - 19 pandemic; the risk that we will be unable to obtain and maintain sufficient intellectual property protection for our investigational products or will infringe the intellectual property protection of others; the potential inability of the parties to successfully or timely consummate the Proposed Business Combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Business Combination or that the approval of the stockholders of Panacea or Nuvation Bio is not obtained; the risk of failure to realize the anticipated benefits of the Proposed Business Combination; the amount of redemption requests made by Panacea’s stockholders, and those factors discussed in Panacea’s final prospectus dated June 30, 2020 under the heading “Risk Factors,” and other documents Panacea has filed, or will file, with the SEC, including a registration statement on Form S - 4 that will include a proxy statement/prospectus. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements. There may be additional risks that neither Panacea nor Nuvation Bio presently know, or that Panacea or Nuvation Bio currently believe are immaterial, that could also cause actual results to differ from those contained in the forward - looking statements. In addition, forward - looking statements reflect Panacea’s and Nuvation Bio’s expectations, plans, or forecasts of future events and views as of the date of this Presentation. Panacea and Nuvation Bio anticipate that subsequent events and developments will cause Panacea’s and Nuvation Bio’s assessments to change. However, while Panacea and Nuvation Bio may elect to update these forward - looking statements at some point in the future, Panacea and Nuvation Bio specifically disclaim any obligation to do so. These forward - looking statements should not be relied upon as representing Panacea’s and Nuvation Bio’s assessments of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward - looking statements. Additional Information and Where to Find It : This Presentation relates to a proposed transaction between Nuvation Bio and Panacea. This presentation does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the transaction described herein, Panacea intends to file relevant materials with the SEC, including a registration statement on Form S - 4, which will include a proxy statement/ prospectus. Promptly after the registration statement is declared effective by the SEC, Panacea will mail the definitive proxy statement/prospectus and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. Investors and security holders of Panacea are urged to read these materials (including any amendments or supplements thereto) and any other relevant documents in connection with the transaction that Panacea will file with the SEC when they become available because they will contain important information about Panacea, Nuvation Bio and the transaction. The preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Panacea with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov). The documents filed by Panacea with the SEC also may be obtained free of charge at Panacea’s website at panacea.ecor1cap.com or upon written request to 357 Tehama Street, Floor 3, San Francisco, CA 94103. Participants in Solicitation : Panacea, Nuvation Bio and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Panacea’s shareholders in connection with the proposed transaction. Information about Panacea’s directors and executive officers and their ownership of Panacea’s securities is set forth in Panacea’s Definitive Prospectus filed with the SEC on June 30, 2020. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph. Trademarks : This Presentation contains trademarks, service marks, trade names, and copyrights of Panacea, Nuvation Bio, and other companies, which are the property of their respective owners. Non - Solicitation : This Presentation is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Panacea, the combined company or Nuvation Bio, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

▪ Tackling the greatest unmet needs in oncology ▪ Experienced biotech leadership team led by David Hung, which successfully developed major oncology drugs including Xtandi ( $ 3 . 7 B in 2019 sales) and Talzenna ▪ Broad & validated wholly - owned pipeline with strong IP protection — Up to 6 INDs in 6 years — First IND Submitted Sept. 2020 — Phase 1/2 GBM FPI by Q1 2021 — Potential for accelerated pathways in multiple programs ▪ Leveraging and improving upon validated drug mechanisms ▪ Best - in - class profiles vs . competitors Page | 3 NUVATION BIO – SUMMARY

Nuvation Bio

NUVATION MANAGEMENT TEAM

LEADERSHIP TEAM



DAVID
HUNG, M.D.*
Founder, President and Chief Executive Officer

MEDIVATION · PRO duet · axovant



SERGEY
YURASOV, M.D., Ph.D.
Chief Medical Officer

CLOVIS ONCOLOGY · Lilly · IMMUNE DESIGN · Roche



GARY
HATTERSLEY, Ph.D.
Chief Scientific Officer

MILLENNIUM PHARMACEUTICALS, INC · Radius



THOMAS
TEMPLEMAN, Ph.D.
SVP of Pharmaceutical Operations and Quality

axovant · J&J · Hospira · LIQUIDIA · MEDIVATION



STACY
MARKEL
SVP of Human Resources

ACTELION · Roche · PORTOLA

BOARD OF DIRECTORS



DAN
WELCH
Former Chairman and CEO, InterMune

avexis · ultragenyx · Intercept · SeattleGenetics



ROBERT
BAZEMORE
CEO, Epizyme

Epizyme · Synageva · ARDELYX · janssen



KIM
BLICKENSTAFF
Executive Chairman and Director, Tandem Diabetes Care

BIOSITE · MEDIVATION



MICHELLE
DOIG
Partner and Head of Corporate Development, Omega Funds

MedImmune · GBT · GILEAD · illumina · MYOKARDIA · Replimune



Kate
FALBERG
Former CFO, Jazz Pharmaceuticals

Jazz Pharmaceuticals · AMGEN · UroGen Pharma · ARCUS BIOSCIENCES · TRICIDA · MEDIVATION · aimmune THERAPEUTICS



CLAUDIO
NESSI, Ph.D.
Investment Committee, Omega Funds

arsanis · AXOVAN · CREATICS · genkyotex · preglem



W. ANTHONY
VERNON
Former CEO, Kraft Foods Group

J&J · MEDIVATION

* Also on the Board of Directors

Page | 4

Nuvation Bio

DEEP PIPELINE IN MULTIPLE ONCOLOGY INDICATIONS

Best-in-class wholly-owned pipeline with potential for exponential value appreciation

Program	Product Candidate	Potential Indication(s)	Preclinical	Phase 1	Next Milestone
CDK 2/4/6	NUV-422	High-grade Glioma			1Q21 FPI for Phase 1/2 GBM Study
		Metastatic Brain Tumors			1H22 Initiate Phase 1 Metastatic Brain Tumors
		ER+ MBC			2H22 Initiate Phase 1 ER+ mBC Study
		mCRPC			4Q22 Initiate Phase 1 mCRPC Study
BET	NUV-868	Acute Myeloid Leukemia			1H22 Initiate Ph1 in AML
Wee1	NUV-569	Pancreatic Cancer			3Q22 Initiate Ph1 Pancreatic Study
A2A	NUV-1182	IO Combination Study			4Q22 Initiate Ph1
Drug-Drug Conjugate (DDC) Platform	DDC1 (PARP – AR)	Prostate Cancer			2H22 Nominate First DDC
	DDC2 (PARP – ER)	Breast Cancer and			
		Ovarian Cancer			
	DDC3	Undisclosed			Discovery Stage
	DDC4	Undisclosed			

Page | 5

GBM ER+ mBC mCRPC Metastatic Brain Tumors 1Q21 FPI 1H22 Initiate Ph1 2H22 Initiate Ph1 4Q22 Initiate Ph1 NUV - 422 | CDK 2/4/6 Inhibitor

CDK2 DRIVES RESISTANCE TO CDK4/6 INHIBITORS

CDK4/6 Inhibitors

IBRANCE palbociclib

KISQALI ribociclib 200 mg tablets

Verzenio abemaciclib

- Three approved CDK4/6 inhibitors
- CDK4/6 class achieved revenues > $6B in 2019 class expected to grow to ~$14B in 2025



TUMOR GROWTH SIGNALING
No Pharmacological Intervention
CDK4/6
CDK2
TUMOR GROWTH SIGNALING
In Presence of First Generation CDK4/6
CDK4/6
CDK2

Addressing Resistance

- Tumors respond to CDK4/6 inhibition by signaling through CDK2, driving resistance
- Selectively targeting CDK2 in addition to CDK4/6 may prevent or reverse resistance

Page | 7

NUV - 422 has good drug - like properties 1 st Generation CDK 4 CDK 6 CDK 2 2 2 10000 4 2 2470 2 10 504 CDK 1 10000 10000 1627 2 nd Generation CDK 4 CDK 6 CDK 2 CDK 1 PF - 06873600 2 4 0.3 2 NUV - 422 2 1 7 73 NUV - 422: POTENT INHIBITOR OF CDK2/4/6 ▪ Target selectivity ▪ Good oral PK ▪ Good CYP profile ▪ Scalable manufacturing process DRIVES EFFICACY CAUSES TOXICITY Page | 8 IC 50 (nM)

Pag e | 9 With loss of p16 and p21 (via loss of p14) CDK2/4/6 is activated p14 and p16 are products of the CDKN2A gene CDKN2A ROLE IN PRIMARY HIGH - GRADE GLIOMAS CDKN2A Gene CDKN2A Deletion is Associated With Worse Survival (1) CDK2 Expression Is Associated With Lower Overall Patient Survival (2) (1) Appay et al., 2020 (2) Wang et al., 2016

▪ NUV - 422 inhibits tumor growth far better than SOC temozolomide in glioblastoma xenograft model NUV - 422 PRECLINICAL TUMOR INHIBITION IN GBM MODEL Tumor Volume 0 5 10 15 20 25 0 200 400 600 Da y s Tumor Volume (mm 3 ) Vehicle NUV - 422 10mpk, PO, QD NUV - 422 30mpk, PO, QD NUV - 422 60mpk, PO, QD NUV - 422 60mpk PO, QoD Temozolamide 1mpk PO, 5X/WK Vehicle Temozolomide 1 mg/kg NUV - 422 10 mg/kg QD NUV - 422 60 mg/kg QOD NUV - 422 30 mg/kg QD NUV - 422 60 mg/kg QD Page | 10

HIGH CONCENTRATIONS OF NUV - 422 IN THE BRAIN Page | 11 Dose ( mg/ k g ) Brain Conc (nM) Plasma Conc (nM) Brain / P la s m a Ratio 30 4096 375 11 100 5827 506 12 NUV - 422 Concentration Six Hours Post Dose (Rat) ~12X Higher Exposure in Brain vs Plasma

NUV-422-02: SEAMLESS PHASE 1/2 TRIAL DESIGN

Ph1 Dose-Escalation in Unselected Population

- Cohort…. n
- Cohort 4
- Cohort 3
- Cohort 2
- Cohort 1, 25 mg QD

Select RP2D

Ph2 Dose Expansion in CDKN2A Deleted Patients

EXPANSION COHORT 1
CDKN2A deleted relapsed/refractory high-grade glioma (up to 40 pts) with **measurable disease**

EXPANSION COHORT 2
CDKN2A deleted relapsed/refractory high-grade glioma (up to 10 pts) **eligible for surgery (window of opportunity)**

OBJECTIVES (Ph1)	OBJECTIVES (Ph2)
Safety and Tolerability	Safety and Tolerability
Determine RP2D	ORR DoR, PFS, OS
PK, food effect	PK/PD

Page | 12

Tumor Types with Brain Mets Breast Colon NSC L C Melanoma CDKN Deleted Solid Tumors (e.g., pancreas) ▪ Potent, low nanomolar IC 50 s seen in tumor types that commonly metastasize to brain Cell Proliferation (IC 50 nM) 0 250 500 750 1 , 000 1 , 250 1 , 500 1 , 750 2 , 000 BEYOND PRIMARY BRAIN TUMORS, ADDITIONAL NUV - 422 OPPORTUNITIES IN TUMORS WHICH METASTASIZE TO BRAIN Melanoma Lung can c er Renal Cancer Le u k emia Page | 13

CDK INHIBITORS DOMINATE THE ER+ BREAST LANDSCAPE


~500K Patients
Annually
Market Size
Surgery & Radiation
Adjuvant Therapy
$25B
Positive Ph3 Data from MONARCH-E trial for abemaciclib at ESMO20 suggests role for CDK4/6 inhibitors in adjuvant ER+ breast cancer
MADRID 2020 ESMO congress
1L Metastatic
$8B
IBRANCE palbociclib
KISQALI ribociclib 200 mg tablets
Verzenio abemaciclib
APPROVED
2L+ Metastatic
$4B
IBRANCE palbociclib
KISQALI ribociclib 200 mg tablets
Verzenio abemaciclib
APPROVED
Salvage Tx
Hospice

Page | 14

NUV - 422 IS SUPERIOR TO FULVESTRANT IN XENOGRAFT MODEL OF ER+ METASTATIC BREAST CANCER Page | 15 Tumor Volume

Complete Re sponses 0% 0% 10% 40% DEEP TUMOR REDUCTIONS OBSERVED IN ENZALUTAMIDE - RESISTANT PATIENT - DERIVED XENOGRAFT PROSTATE MODEL Tumor Volume (Day 39) Page | 16

Drug - Drug Conjugate (DDC) Platform DDC1 [PARP - AR] (mCRPC) 2H22 Nominate DDC DDC2 [PARP - ER] (Ovarian/Breast Cancers) DDC3 - undisclos ed DDC4 - undisclos ed

THE DRUG - DRUG CONJUGATE (DDC) PLATFORM IS A REVOLUTIONARY ADVANCE BEYOND ADCs Page | 18 Antibody Drug Conjugate Drug - Drug Conjugate Drug - Drug Conjugates x Tissue - selective targeting improves therapeutic index vs. untargeted warhead x Oral x Binds intracellular and cell membrane targets x Highly cell permeable x Simple and inexpensive to manufacture A n tib o d y - D ru g Conjugates x Improves therapeutic index vs. untargeted warhead IV delivery Limited to cell - surface targets Complex and expensive manu f acturing

DRUG - DRUG CONJUGATES ARE DESIGNED TO BIND TWO DIFFERENT TARGETS SIMULTANEOUSLY Drug Target X Page | 19 Drug Target Y Drug X Drug Y Drug Target X Drug Target Y Fuse Binding Domains Drug X Drug Y

NUV - 1156: NUVATION BIO HAS CREATED DRUG - DRUG CONJUGATES THAT TARGET AR AND PARP P ARP Page | 20 AR L y n pa r za Xtan d i P ARP AR Fuse Binding Domains Lynparza Xtandi Two Separate Drugs / Two Separate Targets PARP Inhibitory Warhead AR Targeting Small Molecule

Nuvation Bio

NUV-1156: EXPLOITS LOW AR EXPRESSION IN KNOWN SITES OF PARP-RELATED TOXICITY (BONE MARROW AND GI TRACT)



Androgen Receptor Expression Level
SCORE
High
Medium
Low
Not Detected
Enables larger therapeutic index
No AR Expression in gut or bone marrow, the organs associated with PARP toxicity
Bone Marrow
Duodenum
Small Intestines
Colon
Testis
Prostate
Epididymis
Seminal Vesicle
Fallopian Tube
Breast
Cervix, Uterine
Endometrium

Page | 21

NUV-1156 DDC POTENTLY KILLS PROSTATE CANCERS RESISTANT TO CURRENT STANDARD OF CARE



IC_{50} (uM)
30
20
10
1
0.6
0.4
0.2
0.0
NUV-1156
Olaparib
Enzalutamide
Olaparib + Enzalutamide
NUV-1156 + Enzalutamide
NUV-1156 + DHT
22RV1

	CELL PROLIFERATION IC_{50} (nM)
Xtandi (enzalutamide)	>30,000
Lynparza olaparib tablets 150 mg	7844
Xtandi (enzalutamide) + Lynparza olaparib tablets 150 mg	6152
NUV-1156 *(PARP x AR DDC)*	201

Page | 22

CURRENT APPROVED PARP INHIBITORS HAVE HIGHER EFFICACY IN HR - DEFICIENT VS. HR - PROFICIENT TUMORS >$7B IN 2025 PROJECTED SALES HR - DEFICIENT (HRD) 1/3 OF TU MO R S HR - PROFICIENT (HRP) 2/3 OF TU MO R S 2000 0 4000 10000 8000 6000 IC 50 (nM) HR deficient HR proficient Prostate cancer TNBC TNBC TNBC NUV - 1156 Page | 23

Page | 24 NUV - 1156 KILLS ENZALUTAMIDE - RESISTANT PROSTATE CANCER CELLS BUT SPARES HEALTHY GUT TISSUE IN VITRO 0 . 3 uM 0 5000 15000 10000 30000 IC50 (nM) NUV - 1156 Olaparib Enzalutamide 22RV1 PROSTATE CELLS (CANCER CELLS) IEC - 6 RAT GUT EPITHELIAL CELLS (HEALTHY TISSUE) APPROVED PARP INHIBITORS HAVE HIGH RATES OF GI TOXICITY Source: Lynparza Label

Nuvation Bio

THE ONLY POTENTIALLY CURATIVE PROCEDURE FOR PROSTATE CANCER IS SURGICAL PROSTATECTOMY/RADIATION ABLATION


~600K Men
Annually
Surgery & Radiation
Androgen Deprivation Tx
Combined Androgen Blockade
Non-Metastatic CRPC
1L mCRPC
R/R mCRPC
Salvage Tx /
Hospice

$15B Market Opportunity
No Approved Therapies

LupronDepot (leuprolide acetate for depot suspension)

FIRMAGON (degarelix for injection)

TAXOTERE (docetaxel) Injection

Casodex bicalutamide

Xtandi (enzalutamide)

Zytiga (abiraterone acetate) 250 mg, 500 mg tablets

JEVTANA (cabazitaxel) injection

Side Effects of Standard of Care

- Erectile Dysfunction
- Urinary and Fecal Incontinence
- Invasive Surgical Risk

Page | 25

▪ NUV - 1156 has the potential to kill prostate cancer with unprecedented specificity, sparing blood vessels and nerve cells ▪ Potentially allows men to avoid surgical prostatectomy/radiation ablation VISION: USE PROSTATE SPECIFIC DDC TO ACHIEVE A NERVE/BLOOD VESSEL - SPARING “PHARMACOLOGICAL PROSTATECTOMY” 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% Surviving Cells of All Types Pr o s tate Blood Vessel Ne rve Page | 26 No Cell Killing of Healthy Nerves or Blood Vessels

ER PROTEIN EXPRESSION IS LIMITED TO FEMALE SEX ORGANS; LOW EXPRESSION IN SITES OF PARP-RELATED TOXICITY



Estrogen Receptor Expression Level
SCORE
High
Medium
Low
Not Detected
Enables larger therapeutic index
Low ER Expression in gut or bone marrow, the organs associated with PARP toxicity
Bone Marrow
Duodenum
Small Intestines
Colon
Smooth Muscle
Fallopian Tube
Breast
Vagina
Cervix, Uterine
Endometrium

Page | 27

NUV-1176, AN ER-TARGETED DDC, POTENTLY KILLS BOTH HR-D AND HR-P ER+ BREAST CANCERS WITHOUT KILLING HEALTHY GUT TISSUE



IEC6
30000
20000
10000
1000
800
600
400
200
0
IC_{50} (nM)
HR Deficient
HR Proficient
ER+ Breast cancer
ER+, HER2+ Breast cancer
ER+ Breast cancer
ER+ Breast cancer
ER+ TUMOR CELL LINES
HEALTHY TISSUE
Lynparza
olaparib
NUV-1176

Page | 28

NUV - 868 | BET AML 1H22 Initiate Ph1 Study

NUV - 868 IS A MORE SELECTIVE BD2 INHIBITOR BRD4 Affinity BD2 BD1 Selectivity NUV - 868 2 2920 1460x ABBV - 774 1.05 340 234x CPI - 0610 17 85 5x ABBV - 075 7 27 3.9x MK - 8628 17 26 1.5x INCB - 57643 59 81 1.4x BET inhibitors have historically targeted BD1 and BD2 non - selectively, causing GI toxicity and thrombocytopenia Selective BD2 vs BD1 inhibition can improve tolerability but has been difficult to achieve Selective BD2 inhibitors have the potential to block many oncogenes, including c - myc BD1 BD2 LESS BD2 SELECTIVE MORE BD2 SELECTIVE Page | 30

▪ NUV - 868 demonstrates striking anti - tumor activity in two AML xenograft models NUV - 868 PRECLINICAL ANTI - TUMOR ACTIVITY IN AML MODELS MV - 4 - 11 Kasumi - 1 0 6 0 0 12 0 0 18 0 0 24 0 0 Tumor size (mm 3 ) 0 3 6 9 1 2 1 5 1 8 2 1 Days V e h i c l e 10 mg/kg 20 mg/kg 5 mg/kg 0 Page | 31 2 5 0 5 0 0 7 5 0 1 0 0 0 0 3 6 9 1 2 1 5 1 8 2 1 Days V e hi c l e 10 mg/kg 20 mg/kg 5 mg/kg

Page | 32 BD2 SELECTIVITY AVOIDS THE GUT TOXICITY OBSERVED WITH HISTORICAL BET INHIBITORS NUV - 868 (BD2 Selective) Avoids GI Toxicity ABBV - 075 (Dual BD1 / BD2) V ehi c le NUV - 868 30 mg/kg BID Treatment of mice for 10 days with BD 2 selective compound NUV - 868 shows no evidence of goblet cell loss Vehicle ABBV - 075 A non - selective inhibitor (ABBV - 075) leads to marked reduction in rat small intestine goblet cells (1) (1) Faivre et al 2020 Nat 578

Dose (mg/kg) RBC (10 6 /ul) PLT (10 3 /ul) NEUT (10 3 /ul) LYM (10 3 /ul) RET (10 9 /L) Vehicle - 10.4 842 0.20 7.45 361 NUV - 868 5 9.6 893 0.19 3.98 438 NUV - 868 10 10.2 1290 0.15 5.53 463 NUV - 868 20 10.2 1460 0.07 5.93 505 Page | 33 MV 4 - 11 AML Xenograft Hematology Panel 24 - hours post final dose on Day 21 ▪ While most non - selective BET inhibitors cause thrombocytopenia, NUV - 868 reverses platelet suppression associated with untreated tumor burden NUV - 868 REVERSES PLATELET SUPPRESSION IN AML

NUV - 569 | W ee1 Pancreatic Cancer 3Q22 Initiate Ph1

Wee1 INHIBITOR OVERVIEW


radiation
replicate bad DNA
TUMOR DEATH
Tumors Activate Their Wee1 Checkpoint
Wee1 Inhibitor
Arrest Their Own Replication
Giving Them Time to Fix Their Damaged DNA
Then Turn Off Their Own Wee1
TUMOR GROWTH

- Wee1 inhibitors force tumors to replicate damaged DNA before it can be repaired
- Replicating damaged DNA is lethal for cancer
- Wee1 inhibitors may potentiate any therapy that causes DNA damage (chemotherapy or radiation)

Page | 35

Page | 36 Pancreatic Cancer (3) • Combo with gemcitabine • Phase 2 (n): 34 • Median OS of 21.7 months (4) Uterine Serous Carcinoma (2) • Monotherapy • Phase 2 (n): 27 (21 evaluable) • ORR: 30% Ovarian Cancer (1) • Combo with carboplatin • Phase 2 (n): 24 (21 evaluable) • ORR: 43% PROMISE OF EXISTING Wee1 INHIBITORS LIMITED BY SAFETY SAFETY ISSUES WITH EXISTING Wee1 INHIBITORS Dosing and Combination Challenges with AZD1775 ▪ Potent inhibitor of PLK1, which contributes to bone marrow toxicity and GI toxicity ▪ Inhibits liver enzyme CYP3A4, which is responsible for elimination of drug and drug metabolites from the body ▪ Tolerability issues prevent continuous dosing (1) https://ascopubs.org/doi/full/10.1200/JCO.2016.67.5942 (2) https://sgo.confex.com/sgo/2020/meetingapp.cgi/Paper/15031 (3) https://pubmed.ncbi.nlm.nih.gov/31398082/#&gid=article - figures&pid=fig - 2 - uid - 1 (4) Versus 11.9 to 13.6 moths observed in a prior clinical trial AZD1775, a third - party Wee1 inhibitor, has shown partial responses in uterine serous carcinoma, ovarian and pancreatic cancer Efficacy

Nuvation Bio

NUV-569 – HIGHLY POTENT AND SELECTIVE = LESS TOXICITY

Compound	Wee1	PLK1	IEC6
NUV-569	7	687	2362
AZD1775	4	15	251

IC_{50} (nM)

- PLK1 is a ubiquitous cell kinase that may be responsible for gut and bone marrow toxicity
- NUV-569 is highly potent against Wee1 but avoids PLK1 unlike AZD1775
- 10X reduced potency on rat gut epithelial cells (IEC6), relative to AZD1775, suggests these new compounds have significantly improved tolerability

Page | 37

▪ NUV - 569 shows strong synergy with standard - of - care gemcitabine and radiation ▪ In - vivo xenograft tumor models ongoing NUV - 569 INCREASES IN VITRO KILLING OF PANCREATIC CANCER CELLS BY CHEMO AND/OR RADIATION 0% 40% 30% 20% 10% 50% 60% 70% 80% 90% 100% % C e l l K i l l i n g NUV - 569 + Gem + IR (3Gy) NUV - 569 + Gem IR (3Gy) Gem + NUV - 569 + NUV - 569 & Gem Page | 38

UPCOMING CATALYSTS

	1H21	2H21	1H22	2H22		1H23
CDK2/4/6	Dose First Patient in Ph1 GBM Study		Initiate Ph1 in Metastatic Brain Tumors	Initiate Ph1 in ER+ mBC	Initiate Ph1 in mCRPC	Present PFS Data from Ph1 GBM Study
BET		Submit IND	Initiate Ph1 in Acute Myeloid Leukeima			
Wee1			Submit IND	Initiate Ph1 in Pancreatic Cancer		
A2A					Initiate Ph1 (4Q)	
DDC1 PARP-AR DDC2 PARP-ER				Nominate First DDC		

Page | 39

Page | 40 • Broad and validated wholly - owned pipeline with strong IP protection o Up to 6 INDs in 6 years • Multiple drug lead candidates addressing large markets with blockbuster drug sales potential • Leveraging and improving upon validated drug mechanisms • Focused on best - in - class profiles vs. competitors • Experienced biotech leadership team with multiple oncology drug approvals SUMMA R Y Merger with Panacea and PIPE proceeds results in a leading oncology biotechnology company with more than $850 million in cash resources (1) enabling a world - class drug development team to rapidly pursue clinical development of multiple portfolio therapeutic candidates (1) Figure assumes no redemptions.

Transaction Summary

TRANSACTION SUMMARY

Transaction Structure

- Business Combination and concurrent equity financings announced October 21, 2020
- Transaction closing expected in 1Q 2021

Valuation

- More than $850M pro forma cash[(1)(2)]
- $500M equity financings concurrent with the business combination, including
  - $25M Forward Purchase Agreement committed by EcoR1
  - $20M committed by David Hung, Founder and CEO of Nuvation
- $144M cash in trust Panacea Acquisition Corp[(2)]
- $239M of cash on balance sheet from Nuvation

Capital Structure

- Pre-money equity value of $1.5 billion

Voting Rights

- David Hung, Founder and CEO of Nuvation, will receive 100% of Class B Common Stock having an approval right on any proposed change in control transaction
- David Hung will have the right to appoint three directors plus at least 50% of any directors beyond seven

(1) Figure is net of estimated transaction costs.
(2) Figure assumes no redemptions.

Page | 42

PRO FORMA EQUITY OWNERSHIP

($M, EXCEPT SHARE AND PER SHARE DATA)

Sources

Panacea Trust Equity(1)	$144
Estimated Cash Contributed from Balance Sheet(2)	239
Proceeds from Concurrent Equity Financings	500
Equity Consideration to Existing Nuvation Shareholders	1,500
Total Sources	**$2,383**

Uses

Equity Consideration to Existing Nuvation Shareholders	$1,500
Estimated Nuvation Cash Post-transactions	861
Estimated Payment of Transaction Expenses	22
Total Uses	**$2,383**

Note: The sources and uses of funds presented herein are forward-looking statements and reflect Panacea's current plans and expectations regarding financing for the business combination. The Company may elect to obtain additional financing, including the sale of additional debt or equity, or alternative financing on different terms in connection with the business combination in which case the information presented herein may change. Due to rounding, numbers presented may not add up precisely to the totals indicated.

(1) As of 6/30/20. Assumes no redemption from Panacea's existing public shareholders.
(2) Assumes 2nd tranche of Series A investment has been received prior to closing.
(3) Pro forma share count includes 14.4 million Panacea public common shares, .488 million private placement shares, 3.6 million founder shares, 50.000 million shares from concurrent equity financings and 150 million shares issued to Nuvation' s existing shareholders. Assumes no redemptions by Panacea's existing public shareholders. Does not include Nuvation unvested stock options or equity incentive pool
(4) Excludes the impact of Panacea warrants.
(5) Assumes new shares are issued at a price of $10.00.
(6) Does not include the effect of 4.954 million Panacea warrants and 0.833 million forward purchase agreement warrants.
(7) Does not include 3.880 million options issued and outstanding.
(8) Includes 2.000 million shares from participation in the concurrent equity financings.
(9) Includes 3.594 million founder shares.

Pro Forma Valuation

Share Price	$10.00
Pro Forma Basic Shares Outstanding(2)(3)(4)(5)(6)(7)	218
Equity Value	**$2,180**
Plus Debt	—
Less: Cash	(861)
Enterprise Value	**$1,319**

Pro Forma Ownership (Basic)(2)


27%
22%
8%
42%
David Hung(5)(8)
Existing Nuvation Shareholders(5)
Panacea Investors(9)
Equity Financing Investors(5)

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▪ Proven Management Team ▪ Best - in - class Therapies ▪ Multiple Avenues for Growth ▪ Strong Balance Sheet STRONG INSTITUTIONAL INVESTOR SUPPORT NUVATION BIO + PANACEA: STRONG STRATEGIC RATIONALE $144M in trust + equity financing STRONG INSTITUTIONAL INVESTOR SUPPORT Page | 44

Nuvation Bio

PANACEA MANAGEMENT'S PROVEN TRACK RECORD

LEADERSHIP TEAM

OLEG NODELMAN
Chief Executive Officer

SCOTT PERLEN
Chief Financial Officer

SCOTT PLATSHON
Chief Operating Officer

CAROLINE STOUT
Chief Investment Officer

BOARD OF DIRECTORS



DAN BRADBURY
Co-Founder and Chairman, Equillium

Amylin, bioliniq, Castle Biosciences, equillium, Intercept, Liquidia, prosciento, Sensulin, synedgen



GRAHAM COOPER
Prior CFO and COO, Assembly Biosciences

receptos, Applied Molecular Transport, Beam Therapeutics, Kezar Life Sciences, Unity Biotechnology



FAHEEM HASNAIN
Co-Founder and Chairman, Gossamer Bio

receptos, gossamerbio, Kura Oncology, Mirati Therapeutics, Scripps Research, Senté, Tocagen



SHALINI SHARP
Chief Financial Officer, Ultragenyx

ultragenyx, Neurocrine, Precision Biosciences, Sutro Biopharma, TB Alliance

EcoR1 Venture Companies

Accent Therapeutics, Akouos, allovir, amagma Therapeutics, anagin, Aptinyx, Arcus Biosciences, Ashvattha, Atara Bio, Atreca, aTyr Pharma, Avidity, Cellares, clementia, Codiak, Collegium, Denali, dewpointx, editas medicine, elevatebio, FLEXPharma, gossamerbio, Intellia Therapeutics, Kezar Life Sciences, KindredBio, Kronos Bio, Kumquat Biosciences, Kura Oncology, magenta, Metacrine, Morphic Therapeutic, nabriva, naurex, neogene, neurogene, nurix, Nuvation Bio, Omniox, ORIC Pharmaceuticals, pellepharm, Peloton Therapeutics, Prevail Therapeutics, Relay Therapeutics, Rubius Therapeutics, Sage Therapeutics, Scholar Rock, Silverback Therapeutics, Shattuck Labs, Syndax, Unity Biotechnology, Zentalis, ZappRx

PROVEN TRACK RECORD

- Panacea's Board has generated over $10 billion in value for investors
- Involved with the development of over 25 FDA approved drugs

Page | 45

Page | 46 HISTORY OF PICKING WINNERS 400 300 200 100 0 500 700 600 800 900 1,000% Ma r - 13 J a n - 14 No v - 14 S e p - 15 Jul - 16 Ma y - 17 Ma r - 18 J a n - 19 No v - 19 S e p - 20 Eco R 1 NBI S&P Note: Past performance is not necessarily indicative of future results. Source: Capital IQ and EcoR1, LLC Capital through August 2020 3/1/13 – EcoR1 Founded Returns Annualized Cumulative EcoR1 35% 866% NBI 15% 185% S&P 14% 169%

Page | 47 0.00 25.00 50.00 75.00 (Pri ce) $100.00 December - 04 November - 08 October - 12 September - 16 MEDIVATION: THE MOST SUCCESSFUL BIOTECH SPAC IN HISTORY 12/17/04 – Merged with Orion Acq. Corp II at market cap of ~$3M ($0.39/sh (1) ) $14.3B Acquisition by Pfizer (1) Reverse split adjusted for two - for - one splits implemented on 9/21/12 and 9/16/15. MEDIVATION RAISED $433M TOTAL TO RETURN $14.3B 2012 $1 48 2013 $5 45 2014 $1,254 2015 $2,101 2016 $2,332 SALES